1 PRESS RELEASE LEONARDO: REVENUES € 6.9 BN (+6.4%1 VS € 6.5 BN 1H 2022), EBITA € 430 MLN (+5.7%1 VS € 407 1H 2022), FOCF € - 517 MLN (+46.9%1 VS € - 973 MLN 1H 2022), NET RESULT € 208 MLN (- 22.1% VS € 267 MLN 1H 2022). FY GUIDANCE 2023 CONFIRMED. Orders € 8,691 million (+21.4%1 vs € 7,161 million), Record Backlog ca. € 40 billion; book to bill of ca. 1.3x Aerostructures continuing its gradual recovery to reach breakeven by end 2025 Group Net Debt of € 3,637 million, -24%, vs € 4,793 million 1H 2022, thanks to lower cash absorption Cash flow improving on track, with reduced seasonality Rome, 28/07/2023 – Leonardo's Board of Directors, convened today under the Chairmanship of Stefano Pontecorvo, examined and unanimously approved 2023 first half results. “The 2023 first half results show a clear improvement in orders, revenues, FOCF and debt. – Roberto Cingolani, Leonardo CEO and GM, stated – The results confirm solid and positive trends across the Group. Looking forward, we are starting to set up the new Industrial Plan which will be announced at the beginning of next year. The key pillars are the further strengthening and consolidation of the Core Business with a particular focus on defence products, as well as the expansion of new initiatives, with the strengthening of the fastest growing sectors, such as Space and Cybersecurity. We will also give a renewed boost to the digitalization of our entire product portfolio to further increase our competitiveness in all our domestic and international markets”. (1) Adjusted perimeter to exclude the contribution of Global Enterprise Solutions, sold in July 2022.

1H 2023 financial results

The excellent performance already recorded by the Group already recorded in 2022 continued in the first half of 2023.

Such performance is far more significant if we compare the adjusted figures, which were restated to make the results of comparison more representative and take into account the changes in the Group's scope of consolidation as set out below.

New orders recorded a substantial increase of 18.9% which went up to 21.4% compared with the adjusted figure in the first half of 2022, especially driven by the Helicopters and Electronics businesses, thus confirming the strengthening of the Group market positioning in these sectors.

Revenues were up by 4.8% (6.4% against the Adjusted figure), regarding particular in Aeronautics business thanks to a significant recovery in Aerostructures (+40% against the first half of 2022). The growth in Revenues was accompanied by a growth of EBITA of 2.9%, which appears more evident in the Adjusted figure (5.7%), and sound profitability in any and all business segments.

A marked improvement of 46% (47% against the Adjusted figure) was recorded in Free Operating Cash Flow for the half-year, with a consequent positive impact on the Group Net Debt, which decreased by 25% compared with the first six months of 2022.

The Group's Key Performance Indicators are described below; for more details, reference should be made to the paragraph "Non-GAAP performance indicators" for definitions.

Key Performance Indicator with perimeter adjusted

For a better comparability of the Group's operating performance, we report below some Adjusted performance indicators for the comparative period, excluding the main deconsolidation transactions from the Group's scope of consolidation (GES business which was sold in July 2022). When compared with Adjusted data, the signs of growth in the Group's New Orders, Revenues and Operating Profit previously reported are further strengthened:

Group (Euro million)	1H2022 Reported	1H 2022 Adjusted	1H 2023	Chg. %
Orders	7,310	7,161	8,691	21.4%
Revenues	6,576	6,480	6,894	6.4%
EBITA	418	407	430	5.7%
ROS	6.4%	6.3%	6.2%	(0.1) p.p.
FOCF	(962)	(973)	(517)	46.9%

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3 2023 Guidance In view of the results achieved in the first half of 2023 and the expectations for the coming periods, we confirm the guidance for the entire year as drawn up when preparing the annual financial statements as at 31 December 2022. FY2022A FY2023 Guidance(1) New Orders (€ bn) 17.3 ca. 17 Revenues (€ bn) 14.7 15-15.6 EBITA (€ mln) 1,218 1,260-1,310 FOCF (€ mln) 539 ca. 600 Group Net Debt (€ bn) 3.0 ca. 2.6(2) 2023 exchange rate assumptions: € / USD = 1.10 and € / GBP = 0.87 1) Based on the current assessment of the effects deriving from the geopolitical situation on the supply chain and the global economy and assuming no additional major deterioration. 2) Assuming dividend payment of € 0.14 per share and new leases for ca 100 mln.

4 Commercial Performance • New Orders, amounted to EUR 8.691 million significantly increased (+18.9% on the Reported value, +21.4% on the Adjusted value) compared to the first half of 2022, in particular thanks to the excellent performance of Helicopters mainly linked to orders for the Austrian Ministry of Defence and the US Air Force, with a constant growth of orders in Defence Electronics & Security. The Order level for the half-year is equal to a book to bill (the ratio of New orders to Revenues for the period) amounting to about 1.3x • Backlog, amounted to EUR 39,119 million ensures a coverage in terms of production higher than 2.5 years Business Performance • Revenues, amounted to EUR 6,894 million, showed an increase compared to the first half of 2022 (+4.8% on the Reported value, +6.4% on the Adjusted value), in all business sectors, including Aerostructures, which benefitted from resuming deliveries of B-787 • EBITA, amounted to EUR 430 million, reflected the solid performance of the Group’s business, showing an increase compared to the first half of 2022 (+2.9% on the Reported value, +5.7% on the Adjusted value), thanks to the higher volumes recorded in all business area • EBIT, amounted to EUR 368 million, (€mil. 362 in the first half of 2022) showed growth as well, while incurring additional restructuring costs mainly due to the additions to the agreement for the early retirement of the workforce in the Corporate and Staff functions (€mil. 20), as well as the amortisation of the Purchase Price Allocation related to the acquisition of Rada, which was completed in the second half of 2022 • Net Result before extraordinary transactions, amounted to EUR 197 million, (€mil. 267 in the comparative period) reflected, on the other hand, the increase in borrowing costs, mainly linked to exchange rate operations and the effect of the non-strategic investments valued at equity, in addition to a higher impact of tax charges • Net Result, equal to EUR 208 million (€mil. 267 in the comparative period) reflects, compared to the Net Result before extraordinary transactions, the capital gain of €mil. 11 arising from the sale of the ATM business unit on the part of Selex ES LLC

5 Financial performance • Free Operating Cash Flow (FOCF), negative for EUR 517 million, improving significantly (+46.3%) compared to the figure at 30 June 2022 (negative for €mil. 962), thus confirming the path embarked on to reduce interim cash absorptions. The figure thus consolidates the positive results of the initiatives aimed at strengthening the performance of operations, of the streamlining measures and of a careful investment policy in a period of business growth and efficient financial strategy • Group Net Debt, of EUR 3,637 million, showed a considerable reduction (approx. €bil. 1.2) against June 2022 thanks to the strengthening of the Group's cash generation. Compared to 31 December 2022 (€mil. 3,016) the figure increased mainly as a result of the FOCF performance, as well as of the payment of dividends for an amount of €mil. 82

1H 2023 Key Performance Indicator

Group (Euro million)	1H 2022	1H 2023	Chg.	Chg. %	2022
New Orders	7,310	8,691	1,381	18.9%	17,266
Order backlog	36,358	39,119	2,761	7.6%	37,506
Revenues	6,576	6,894	318	4.8%	14,713
EBITDA	679	703	24	3.5%	1,763
EBITA	418	430	12	2.9%	1,218
ROS	6.4%	6.2%	(0.2) p.p.		8.3%
EBIT	362	368	6	1.7%	961
EBIT Margin	5.5%	5.3%	(0.2) p.p.		6.5%
Net Result before extraordinary transactions	267	197	(70)	(26.2%)	697
Net result	267	208	(59)	(22.1%)	932
Group Net Debt	4,793	3,637	(1,156)	(24.1%)	3,016
FOCF	(962)	(517)	445	46.3%	539
ROI	10.5%	10.8%	0.3 p.p.		12.0%

(*) EBITDA is given by EBITA, as defined below, before amortisation and depreciation (excluding amortisation of intangible assets arising *from business combinations) and impairment losses (net of those relating to goodwill or classified among "non-recurring costs").*

(**) EBITA is obtained by eliminating from EBIT the following items: any impairment in goodwill; amortisation and impairment, if any, of the portion of the purchase price allocated to intangible assets as part of business combinations, restructuring costs that are a part of defined and significant plans; other exceptional costs or income, i.e. connected to particularly significant events that are not related to the ordinary performance of the business.

(***) EBIT *is obtained by adding to Income before tax and financial expenses (defined as earnings before "financial income and expense", "share of pro*fits (losses) of equity- *accounted investees", "income taxes" and "Profit (loss) from discontinued operations") the Group's share of profit in the results of its strategic investments (MBDA, GIE ATR, TAS, Telespazio and Hensoldt), reported in the "share* of profits (losses) of equity-*accounted investees".*

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7 SECTOR PERFORMANCE The Key Performance Indicators of the business Sectors are reported below while pointing out that - starting with 2022 financial statements - the Group has set out a method of representing its performance that is increasingly consistent with corporate strategies and underlying business dynamics. The performance in the sectors will therefore be represented and commented on with reference to the operating sectors of Helicopters, Defence Electronics and Security, Aircraft, Aerostructures and Space (the results at 30 June 2022 of Helicopters, Defence Electronics and Security, Aeronautics and Space were restated to facilitate the performance comparison).

1H 2022 (Euro million)		New Orders	Order Backlog 31.12.2022	Revenues	EBITA	ROS
Helicopters		2,183	13,614	2,110	151	7.2%
Defence Electronics & Security		3,799	15,160	3,229	314	9.7%
Aicraft		1,490	8,554	1,261	149	11.8%
	Of which GIE ATR				(1)	
Aerostructures		158	1,075	234	(88)	(37.6%)
Space		-	-	-	3	n.a.
Other activities		168	360	260	(111)	(42.7%)
Eliminations		(488)	(1,257)	(518)	-	n.a.
Total		7,310	37,506	6,576	418	6.4%

1H 2023 (Euro million)		New Orders	Order Backlog	Revenues	EBITA	ROS
Helicopters		2,805	14,421	2,160	157	7.3%
Defence Electronics & Security		4,355	15,979	3,296	309	9.4%
Aircraft		1,497	8,660	1,348	155	11.5%
	Of which GIE ATR				(5)	
Aerostructures		225	962	327	(72)	(22.0%)
Space		-	-	-	2	n.a.
Other activities		323	425	363	(121)	(33.3%)
Eliminations		(514)	(1,328)	(600)	-	n.a.
Total		8,691	39,119	6,894	430	6.2%

Change %		New Orders	Order Backlog	Revenues	EBITA	ROS
Helicopters		28.5%	5.9%	2.4%	4.0%	0.1 p.p.
Defence Electronics & Security		14.6%	5.4%	2.1%	(1.6%)	(0.3) p.p.
Aircraft		0.5%	1.2%	6.9%	4.0%	(0.3) p.p.
	Of which GIE ATR				(400%)	
Aerostructures		42.4%	(10.5%)	39.7%	18.2%	15.6 p.p.
Space		n.a.	n.a.	n.a.	(33.3%)	n.a.
Other activities		92.3%	18.1%	39.6%	(9.0%)	9.4 p.p.
Eliminations		n.a.	n.a.	n.a.	n.a.	n.a.
Total		18.9%	4.3%	4.8%	2.9%	(0.2) p.p.

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9 Helicopters During the first half of 2023, this Sector continued to show an excellent commercial performance, showing an increase of about 29% in New orders compared to the same period of 2022. Revenues showed a slight increase, with profitability essentially in line. During the period, 82 new helicopters were delivered compared to 50 in the first half of 2022. New Orders: They reported a sharp increase as a result of major acquisitions in both the government and commercial context. Among the main acquisitions for the period we note. • the contract deriving from the Italy-Austria Government-to-Government (G2G) Agreement Amendment signed in December 2022, for the supply of additional 18 AW169M LUH (Light Utility Helicopter) helicopters for the Austrian Ministry of Defence; • the contracts relating to 3 AW159 helicopters, 10 AW109 Trekker helicopters and AW101 helicopters including mid-life update (MLU) for export customers; • the contract with Boeing for the supply of 13 helicopters related to the starting of the production phase of the MH-139 programme for the US Air Force; • the order for 6 AW139 helicopters to be used in offshore transport missions on the part of the operator Abu Dhabi Aviation (ADA) and other miscellaneous orders for helicopters in the Commercial sector Revenues: slight growth due to increases in dual use helicopter lines, as well as on the CS&T, mitigated by a lower contribution of the NH90 Qatar programme. EBITA: showed an increase linked to higher revenues.

Defence Electronics & Security

The results for the first half-year confirm the growth trend and are marked by a substantial commercial performance in all the business areas (+14.6% on the Reported value, +19.3% on the Adjusted value), with volumes and profits mainly increasing in the European component. Leonardo DRS recorded a decline in profitability during the period compared to the first half of 2022, which had benefitted from a particularly favourable mix of activities.

1H 2022 (Euro million)	New Orders	Revenues	EBITA	ROS %
EDS Europe	2,540	2,109	210	10.0%
Leonardo DRS	1,307	1,133	104	9.2%
Eliminations	(48)	(13)	-	n.a.
Total	3,799	3,229	314	9.7%

1H 2023 (Euro million)	New Orders	Revenues	EBITA	ROS %
EDS Europe	3,045	2,198	225	10.2%
Leonardo DRS	1,339	1,107	84	7.6%
Eliminations	(29)	(9)	-	n.a.
Total	4,355	3,296	309	9.4%

Change %	New Orders	Revenues	EBITA	ROS %
EDS Europe	19.9%	4.2%	7.1%	0.2 p.p.
Leonardo DRS	2.4%	(2.3%)	(19.2%)	(1.6) p.p.
Eliminations	n.a.	n.a.	n.a.	n.a.
Total	14.6%	2.1%	(1.6%)	(0.3) p.p.

Average €/USD exchange rate: 1.0811 (first six months of 2023) and 1.0940 (first six months of 2022)

	New Orders	Revenues	EBITA	ROS %
Leonardo DRS ($ mln) – 1H 2022	1,430	1,239	114	9.2%
Leonardo DRS ($ mln) – 1H 2023	1,447	1,197	91	7.6%

As previously indicated, the figures of the first half of 2022 included the contribution of the GES business disposed of in July 2022. Below are the adjusted performance indicators of the sector for the comparative period:

Group (Euro million)	1H 2022 Reported	1H 2022 Adjusted	1H 2023	Chg. %
New Orders	3,799	3,650	4,355	19.3%
Revenues	3,229	3,133	3,296	5.2%
EBITA	314	303	309	2.0%
ROS	9.7%	9.7%	9.4%	(0.3) p.p.

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11 New Orders: These increased in all the business areas, despite the abovementioned different perimeter. Among the main acquisitions of the period in the European component are: • the order to complete the development and integration of the new ECRS Mk2 (European Common Radar System) radar for the Royal Air Force (RAF) Typhoon fleet in the United Kingdom. The new sensor will ensure that RAF aircraft can simultaneously detect, identify and track multiple targets on land and at sea, thus enabling increased capabilities in terms of air power; • the domestic contract for the supply of tented Command Posts for Brigades and Regiments to the Italian Army, which is part of the broader programme for the modernisation of land-based multi- domain command and control (C2) Capabilities; • for the Cyber division, note the order for the construction of the Joint Operation Center (JOC) of the Joint Operations Command (Comando Operativo di Vertice Interforze, COVI) of the Italian Defence, through the setting up of Operations Rooms and Data Centres and the development of functionalities such as Joint Common Operational Picture (JCOP), Political Military Economic Social Information Infrastructure (PMESII) and Information Knowledge Management (IKM). Leonardo DRS, as part of the broader Ohio-submarine class Replacement Programme (ORP), received an additional order to supply integrated electric propulsion components for the next-generation Columbia-class submarine for the US Navy. Revenues: showed growing volumes (+2.1% on the Reported value, +5.2% on the Adjusted value), especially in the European component. The Leonardo DRS volumes slightly reduced, mainly due to the different perimeter following the abovementioned exit of the GES business, which took place in August 2022. Excluding such effect, the volumes of the subsidiary were on the rise compared to the same period of 2022 (+6.8% on the Adjusted figure in Euro). EBITA: increase in all the main business areas of the DES European component. In DRS the profitability decreased compared to the same period of 2022, which had specifically benefitted from a favourable mix of activities and the lower absorption of fixed costs in the period.

LEONARDO

Aircraft

The Sector recorded growth in its volumes, confirming the high profitability of the military business and a resumption in deliveries on the part of the GIE-ATR consortium.
From a production point of view:

- under the military programmes of the Aircraft Division 21 wings and 5 final assemblies were delivered to Lockheed Martin under the F-35 programme (22 wings and 6 final assemblies delivered in the first half-year of 2022).
- Furthermore, we must note 3 deliveries of Typhoon aircraft to Kuwait, up compared to 2 recorded in the same period of 2022;
- with regard to GIE, 12 deliveries were recorded compared to 6 in the previous period, thus reflecting the recovery in volume growth

1H 2022 (Euro million)	New Orders	Revenues	EBITA	ROS %
Aircraft	1,490	1,261	150	11.9%
GIE ATR	n.a.	n.a.	(1)	n.a.

1H 2023 (Euro million)	New Orders	Revenues	EBITA	ROS %
Aircraft	1,497	1,348	160	11.9%
GIE ATR	n.a.	n.a.	(5)	n.a.

Change %	New Orders	Revenues	EBITA	ROS %
Aircraft	0.5%	6.9%	6.7%	(0.0) p.p.
GIE ATR	n.a.	n.a.	(400.0%)	n.a.

New Orders: remained in line with the same period of 2022, with the acquisition of a large export order for no. 2 C-27J aircraft, higher orders for the logistic component of EFA, two special version ATR aircraft and the anticipation of orders for the JSF programme.
Revenues: growth thanks to the start of work on the Euromale programme (acquired in 2022) and higher production volumes on the JSF programme.
EBITA: higher contribution was given by the Aircraft Division. Specifically

- the Aircraft Division benefitted from higher volumes, confirming the high level of profitability, which was mainly supported by the international Typhoon programmes.
- despite doubling deliveries compared to 2022, the GIE-ATR consortium recorded a decrease due to the different mix of deliveries made and especially one-off events reported in 2022 for the finalization of major contractual redefinition

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13 Aerostructures The Sector confirms the expected improvement trend, in line with expectations of OEM recovery and effectiveness of the actions taken in terms of manufacturing. The use of the full capacity of industrial sites is gradually improving thanks to a gradual increase in production volumes. From the production point of view, 18 fuselage sections and 16 stabilisers were delivered for the B787 programme (4 fuselages and 5 stabilisers delivered in 2022) and 13 fuselages delivered for the ATR programme (7 in 2022). New Orders: an increase over the previous year, benefiting from the restart of demand for OEM, particularly from ATR and Boeing for the B-787 programme. A slight decrease was recorded in the new orders from Airbus due to the difficulties encountered by the customer in the ramp-up of new aircraft production. Revenues: was a 40% increase compared to the first half of 2022, benefiting from higher business volumes from the GIE ATR consortium, and the resumption of deliveries under the B-787 programme. EBITA: recovery in production volumes under various programmes entails an improvement in the use of the full capacity of industrial assets and workforce resulting in a recovery of profitability. Space The first half of 2023 showed a result substantially in line with the same period of the previous year. The business segment of satellite services recorded a growing operating result, thus confirming the positive trend, which offset the impact of the costs associated with signing the early retirement agreement in accordance with Article 4 of the Fornero Act. The manufacturing segment recorded significant development costs on the telecommunications component. Nevertheless, the result of operations was in line with the first half of 2022, which saw the recognition of non-recurring costs associated with the write-down of the exposure to countries involved in the conflict between Russia and Ukraine. Industrial transactions With regard to Industrial Operations, it should be noted that on 1 May 2023 the US company Selex ES, Llc completed the sale of the business unit of air navigation radio aids (ATM) to Indra Air Traffic, Inc., which is wholly owned by the Spanish company Indra Sistemas S.A., for an amount of, after transaction costs, around USDmil. 37. As a result of this transaction the Group recognised a capital gain of about €mil. 11. During the half-year work continued on concentrating the assets held by Leonardo in the USA in a single legal entity started in 2022. During the first half of 2023, the following transactions were completed. • Leonardo US Corporation established Leonardo US Subholding, wholly owned; • Leonardo US Corporation contributed its stake in Leonardo US Aircraft to Leonardo US Subholding; • Leonardo International contributed its stake in Selex ES, Llc to Leonardo US Holding. The same stake was subsequently transferred from Leonardo US Holding to Leonardo US Corporation, and from the latter to Leonardo US Subholding Finally, in May 2023 Leonardo made additions to the agreement signed in December 2022 (early retirement plan under Article 4 of Law 92/2012, Fornero Act) up to a maximum of 490 employees and executives working in the Corporate and Staff functions of Leonardo S.p.a., Leonardo Global Solutions and Leonardo Logistics, who will meet any requirement for retirement by 30 November 2028, with

14 planned exits during the two-year period from 2023 to 2024. The expansion of the scope of this measure resulted in the recognition in the period of additional charges of €mil. 20. Financial transactions No new transaction was carried out on the financial markets during the first half of 2023. As at 30 June 2023 Leonardo SpA had sources of liquidity for a total of about €mil. 4,210, to meet the financing needs of the Group’s recurring operations, all unused at the reporting date and broken-down as follows: • an ESG-linked Revolving Credit Facility for an amount of €mil. 2,400, divided into two tranches of €mil. 600 and of €mil. 1,800 expiring on 7 October 2024 and 7 October 2026 respectively; • additional unconfirmed short-term lines of credit of about €mil. 810; • a framework programme for the issue of commercial papers on the European market (Multi-Currency Commercial Paper Programme) for a maximum amount of €bil. 1 expiring on 2 August 2025. The Company also has a €mil. 260 Sustainability-linked financing granted by the European Investment Bank (EIB) – with a contract signed in November 2022 – entirely unused at the date of this report. Furthermore, Leonardo has unconfirmed lines of credit for a total of €mil. 10,183, of which €mil. 2,824, still available as at 30 June 2023. Finally, other Group subsidiaries have the following credit facilities. • Leonardo DRS has a Revolving Credit Facility for an amount of USDmil. 275 (€mil. 253), which was entered into at the same time as the completion of the merger with RADA, and had been used for USDmil. 110 (€mil. 101) at 30 June 2023; • Leonardo US Holding has short-term revocable credit lines, guaranteed by Leonardo Spa, for USDmil. 40 (€mil. 37), which had been used for USDmil. 14 (€mil. 13) at 30 June 2023; • Leonardo US Corporation has short-term revocable credit lines, guaranteed by Leonardo Spa, for USDmil. 170 (€mil. 156), which had been used for USDmil. 25 (€mil. 23) at 30 June 2023. Finally, it should be noted that in May 2023 Leonardo renewed the EMTN (Euro Medium Term Note) programme for further 12 months, which regulates possible bond issues on the European market for a maximum nominal value of €bil. 4 that, at the date of this report, was still available for €mil. 2,400. Outstanding bond issues (equal to a total nominal amount of €mil 1,600) are given a medium/long-term financial credit rating by the international rating agencies: Moody’s Investors Service (Moody’s), Standard & Poor’s and Fitch. Following the early redemption of bonds issued by Leonardo US Holding in the U.S. market as at the reporting date, Leonardo S.p.A. turns out to be the Group's only issuer in the bond market. Leonardo’s issuance programmes are governed by regulations laying down standard legal clauses for this type of transactions carried out by corporate entities in institutional markets, which do not require any commitment with respect to specific financial covenants, while they include, among others, negative pledge and cross default clauses. According to negative pledge clauses, Leonardo and its Material Subsidiaries (i.e. entities in which Leonardo holds more than 50% of the capital and whose gross revenues and total assets account for at least 10% of consolidated gross revenues and total assets) are specifically prohibited from creating collaterals or any other encumbrance as security for their debt comprised of bonds or financial instruments that are either listed or capable of being listed, unless these guarantees are extended to all the bondholders. This prohibition shall not apply to securitisation

15 transactions and to any set of assets intended for specific businesses pursuant to Articles 2447-bis and ff. of the Italian Civil Code. On the contrary, cross default clauses grant the bondholders the right to request early repayment of bonds in their possession upon the occurrence of an event of default on the part of Leonardo and/or any of its Material Subsidiaries, the result of which would be their failure to make payments above the established limits. Financial covenants are also included both in the ESG-linked Revolving Credit Facility and in the Term Loan ESG-linked signed in 2021, which provide for compliance by Leonardo with two financial ratios (Group Net Debt, excluding payables to the joint ventures MBDA and Thales Alenia Space and lease liabilities/EBITDA, including amortisation of the rights of use) of not more than 3.75 and an EBITDA (including amortisation of the rights of use)/Net interest ratio of not less than 3.25), which are tested on an annual basis on consolidated data and which had been complied with in full at 31 December 2022. These covenants, which are always tested on an annual basis, are also included in the loan agreement with CDP for €mil. 100, as well as in any and all EIB loans in place (used for a total amount of €mil. 500 as at 30 June 2023). In addition, the ESG-linked loans illustrated above envisaged margin adjustment clauses based on the achievement of certain indicators (KPIs) related to ESG objectives. In particular: • Group’s reduction in CO2 emissions; this KPI is included in the RCF and in the Term Loan signed in 2021 as well as in the "Sustainability-Linked" financing granted by the European Investment Bank in 2022; • Promotion of female employment with STEM degrees; this KPI is included in the RCF and in the Term Loan signed in 2021; • Increase in Group’s per capita computing power; this KPI is included in the "Sustainability-Linked" financing granted by the European Investment Bank in 2022. Financial covenants, in line with U.S. standard practices, are also provided for in bank loans granted in favour of Leonardo DRS, following its listing on the market. Also such financial ratios (Net debt / adj. EBITA no higher than 3.75 and adj. EBITA /Net interest no lower than 3.0, to be determined based on the data obtainable from the US GAAP financial statements of the Leonardo DRS Group) were met at the date of the last reported data. Outstanding bond issues are given a medium/long-term financial credit rating by the international rating agencies: Moody’s, Standard & Poor’s and Fitch. In this regard, it should be noted that on 3 May 2023 Moody's deemed it appropriate to upgrade Leonardo's rating, bringing it back to an Investment Grade level, Baa3, compared to the previous rating Ba1, with stable outlook; this improvement was essentially due to: • the Group’s proper execution of the Business Plan, even during the pandemic period; • a significant debt reduction achieved in the last 12-18 months and the confirmed commitment to further reduce it at a later time; • the maintenance of stable remuneration to shareholders; • the strong growth prospects for the Group, which are also demonstrated by the profile of new orders gained in 2022, in the geopolitical environment of reference. At the date of presentation of this report, Leonardo’s credit ratings, compared to those preceding the last change, were then as follows

16 Agency Last update Previous Updated Credit Rating Outlook Credit Rating Outlook Moody's May 2023 Ba1 positive Baa3 stable Standard&Poor's May 2022 BB+ stable BB+ positive Fitch January 2022 BBB- negative BBB- stable With regard to the impact of positive or negative changes in Leonardo’s credit ratings, the only possible effects deriving from further changes, if any, to the credit ratings refer to higher or lower finance costs on certain payables of the Group (Revolving Credit Facility and Term Loan). Furthermore, it should be noted that the Funding Agreement between MBDA and its shareholders also provides, among other things, that any change in the rating assigned to the shareholders will result in a change in the applicable margin. ******************* At today's meeting, the Board of Directors also established the new Surveillance Body, with a three- year term, composed by the following members: • Federico Maurizio D’Andrea (Chairman, External Member) • Giandomenico Caiazza (External Member) • Raffaele Cusmai (External Member) • Marco Di Capua (Internal Member, Head of Group Internal Audit) • Romina Guglielmetti (External Member) ******************* The officer in charge of the company’s financial reporting, Alessandra Genco, hereby declares, in accordance with the provisions of Article 154-bis, paragraph 2, of the Consolidated Law on Finance, that the accounting information included in this press release corresponds to the accounting records, books and supporting documentation. *******************

CONSOLIDATED INCOME STATEMENT						
€mln.	1H 2022	1H 2023	Var. YoY	2Q 2022	2Q 2023	Var. YoY
Revenues	6,576	6,894	318	3,570	3,860	290
Purchases and personnel expense	(5,966)	(6,201)	(235)	(3,180)	(3,425)	(245)
Other net operating income/(expense)	40	(20)	(60)	22	(16)	(38)
Equity-accounted strategic JVs	29	29	-	16	43	27
Amortisation and depreciation	(261)	(272)	(11)	(142)	(137)	5
EBITA	418	430	12	286	325	39
ROS	6.4%	6.2%	(0.2) p.p.	8.0%	8.4%	0.4 p.p.
Non recurring income (expense)	(43)	(13)	30	(42)	(10)	32
Restructuring costs	(2)	(31)	(29)	-	(30)	(30)
Amortisation of intangible assets acquired as part of Business combinations	(11)	(18)	(7)	(5)	(10)	(5)
EBIT	362	368	6	239	275	36
EBIT Margin	5.5%	5.3%	(0.2) p.p.	6.7%	7.1%	0.4 p.p.
Net financial income/ (expense)	(47)	(97)	(50)	(17)	(56)	(39)
Income taxes	(48)	(74)	(26)	(29)	(62)	(33)
Net result before extraordinary transactions	267	197	(70)	193	157	(36)
Net result related to discontinued operations and extraordinary transactions	-	11	11	-	11	11
Net result	267	208	(59)	193	168	(25)
attributable to the owners of the parent	266	196	(70)	192	160	(32)
attributable to non-controlling interests	1	12	11	1	8	7
Earning per share (Euro)						
Basic e diluted	0.462	0.341	(0.121)	0.333	0.278	(0.055)
Earning per share of continuing operation (Euro)						
Basic e diluted	0.462	0.341	(0.121)	0.333	0.278	(0.055)
Earning per share of discontinuing operation (Euro)						
Basic e diluted	-	-	-	-	-	-

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18 CONSOLIDATED BALANCE SHEET €mil. 30.06.2022 31.12.2022 30.06.2023 Non-current assets 13,458 13,943 13,876 Non-current liabilities (2,111) (2,174) (2,216) Capital assets 11,347 11,769 11,660 Inventories 1,764 975 1,183 Trade receivables 3,402 3,338 3,474 Trade payables (2,873) (3,054) (2,739) Working capital 2,293 1,259 1,918 Provisions for short-term risks and charges (1,095) (1,078) (1,057) Other net current assets (liabilities) (1,216) (1,260) (978) Net working capital (18) (1,079) (117) Net invested capital 11,329 10,690 11,543 Equity attributable to the Owners of the Parent 6.676 7,183 7,387 Equity attributable to non-controlling interests 27 516 520 Equity 6,703 7,699 7,907 Group Net Debt 4,793 3,016 3,637 Net (assets)/liabilities held for sale (167) (25) (1) CONSOLIDATED CASH FLOW STATEMENT €mil. 1H 2022 1H 2023 Cash flows used in operating activities (804) (405) Dividends received 97 177 Cash flow from ordinary investing activities (255) (289) Free operating cash flow (FOCF) (962) (517) Strategic investments (617) 27 Change in other investing activities - (13) Net change in loans and borrowings (490) 161 Dividends paid (78) (82) Net increase/(decrease) in cash and cash equivalents (2,147) (424) Cash and cash equivalents at 1 January 2,479 1,511 Exchange rate gain/losses and other movements 34 - Cash and cash equivalents at 30 June 366 1,087

CONSOLIDATED FINANCIAL POSITION			
€mil.	30.06.2022	31.12.2022	30.06.2023
Bonds	1,902	1,628	1,607
Bank debt	1,687	1,350	1,488
Cash and cash equivalents	(366)	(1,511)	(1,087)
Net bank debt and bonds	3,223	1,467	2,008
Current loans and receivables from related parties	(33)	(56)	(114)
Other current loans and receivables	(45)	(49)	(23)
Current loans and receivables and securities	(78)	(105)	(137)
Hedging derivatives in respect of debt items	9	19	(5)
Related-party loans and borrowings	966	962	1,070
Leasing liabilities	576	570	621
Other related-party leasing liabilities	0	0	0
Other loans and borrowings	97	103	80
Group net debt	4,793	3,016	3,637

EARNINGS PER SHARE			
	1H 2022	1H 2023	Chg. YoY
Average shares outstanding during the reporting period (in thousands)	575,307	575,307	-
Earnings/(losses) for the period (excluding non-controlling interests) (€ million)	266	196	(70)
Earnings/(losses) - continuing operations (excluding non-controlling interests) (€ million)	266	196	(70)
Earnings/(losses) - discontinued operations (excluding non-controlling interests) (€ million)	-	-	-
BASIC AND DILUTED EPS (EUR)	0.462	0.341	(0.121)
BASIC AND DILUTED EPS from continuing operations	0.462	0.341	(0.121)
BASIC AND DILUTED EPS from discontinuing operations	-	-	-

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1H 2022 (Euro million)	Helicopters	Defence Electronics & Security	Aircrafts	Aerostructures	Space	Other activities	Eliminations	Total
New orders	2,183	3,799	1,490	158	-	168	(488)	7,310
Order backlog 31.12.2022	13,614	15,160	8,554	1,075	-	360	(1,257)	37,506
Revenues	2,110	3,229	1,261	234	-	260	(518)	6,576
EBITA	151	314	149	(88)	3	(111)	-	418
EBITA margin	7.2%	9.7%	11.8%	(37.6%)	n.a.	(42.7%)	n.a.	6.4%
EBIT	123	292	147	(89)	3	(114)	-	362
Amortisation	47	83	12	23	-	41	-	206
Investments	100	90	22	23	-	27	-	262

1H 2023 (Euro million)	Helicopters	Defence Electronics & Security	Aircrafts	Aerostructures	Space	Other activities	Eliminations	Total
New orders	2,805	4,355	1,497	225	-	323	(514)	8,691
Orders backlog	14,421	15,979	8,660	962	-	425	(1,328)	39,119
Revenues	2,160	3,296	1,348	327	-	363	(600)	6,894
EBITA	157	309	155	(72)	2	(121)	-	430
EBITA margin	7.3%	9.4%	11.5%	(22.0%)	n.a.	(33.3%)	n.a.	6.2%
EBIT	152	265	154	(72)	2	(133)	-	368
Amortisation	44	101	12	25	-	47	-	229
Investments	91	100	40	24	-	33	-	288

2Q 2022 (Euro million)	Helicopters	Defence Electronics & Security	Aircrafts	Aerostructures	Space	Other activities	Eliminations	Total
New orders	1,320	1,645	709	64	-	100	(317)	3,521
Revenues	1,187	1,731	690	111	-	125	(274)	3,570
EBITA	115	168	107	(42)	(4)	(58)	-	286
EBITA margin	9.7%	9.7%	15.5%	(37.8%)	n.a.	(46.4%)	n.a.	8.0%
EBIT	88	152	104	(43)	(4)	(58)	-	239
Amortisation	27	44	5	12	-	20	-	108
Investments	60	46	15	14	-	20	-	155

2Q 2023 (Euro million)	Helicopters	Defence Electronics & Security	Aircrafts	Aerostructures	Space	Other activities	Eliminations	Total
New orders	916	2,051	766	99	-	190	(199)	3,823
Revenues	1,280	1,724	789	176	-	190	(299)	3,860
EBITA	119	189	117	(32)	1	(69)	-	325
EBITA margin	9.3%	11.0%	14.8%	(18.2%)	n.a.	(36.3%)	n.a.	8.4%
EBIT	115	155	116	(32)	1	(80)	-	275
Amortisation	23	51	7	12	-	26	-	119
Investments	46	55	26	14	-	20	-	161

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Leonardo is a leading global Aerospace, Defence and Security (AD&S) company. With 51,000 employees worldwide, it operates in the fields of Helicopters, Electronics, Aircraft, Cyber & Security and Space, and is a key partner in major international programmes including Eurofighter, NH-90, FREMM, GCAP and Eurodrone. Leonardo has significant industrial capabilities in Italy, the UK, Poland, the US and Israel and also operates through subsidiaries, joint ventures and stakes, including Leonardo DRS (80.9%), MBDA (25%), ATR (50%), Hensoldt (25.1%), Telespazio (67%), Thales Alenia Space (33%) and Avio (29.6%). Listed on the Milan Stock Exchange (LDO), Leonardo reported new orders of €17.3 billion in 2022, with an order backlog of €37.5 billion and consolidated revenues of €14.7 billion. The company is included in the MIB ESG index and has been part of the Dow Jones Sustainability Indices (DJSI) since 2010.

Press Office
Ph +39 0632473313
leonardopressoffice@leonardo.com

Investor Relations
Ph +39 0632473512
ir@leonardo.com

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